EXHIBIT 23

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of February 26, 2002 (the "Effective Date"), among Richard P. Johnston and Jayne A Johnston, Trustees of The Johnston Family Living Trust u/a dtd. 4/11/94 ("JFLT"),
Christopher A. Johnston, an individual residing at 2784 Teton Pines Drive, Jackson, Wyoming 83001, Dean Witter Reynolds, Custodian f/b/o Kenneth J. Warren VIP Plus Profit-Sharing Account ("KJW"), John C. Lauchnor, an individual having an office in Torrington, Connecticut, and Charles S. Mechem, an individual residing in Cincinnati, Ohio (JFLT, CAJ, KJW, Messrs. Lauchnor and Mechem are individually referred to as a "Stockholder" and collectively as "Stockholders"), and Royal Precision, Inc., a Delaware corporation (the "Company").

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     "Common Stock" means the shares of common stock, par value $.001 per share, of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holder" means each Person (other than the Company) who shall be a party to this Agreement, whether in connection with the execution and delivery of the Agreement as of the date hereof or otherwise, so long as such Person shall "beneficially own" (as such term is defined in Rule 13D-3 under the Exchange
Act) any shares of Stockholder Securities.

     "Option" means the right to convert all or any part of the unpaid principal and interest thereon, the payment of which is in default, into Common Stock at the rate of one share of Common Stock for each $.25 of unpaid principal and interest thereon, pursuant to the terms of a Subordinated Note from the Company to a Stockholder.

     "Person"  means  an  individual,   a  partnership,   a  joint  venture,   a
corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

     "Public Offering" means any primary or secondary public offering of equity securities of the Company, or any successor thereto, pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

     "Registrable Securities" means: (a) the shares of Common Stock owned of record and beneficially by any Stockholder on the date of this Agreement; (b) any Common Stock which may be acquired by any Stockholder upon (i) exercise of a Warrant or (ii) conversion of debt owed to such Stockholder by the Company pursuant to the terms of an Option; (c) any Common Stock issued as a result of any reorganization, reclassification, merger, consolidation, stock split or dividend with respect to such shares of Common Stock described in (a) and (b); and (d) any capital stock for which such Common Stock described in (a), (b) or
(c) is exchanged or into which it is converted; provided that such securities shall cease to be Registrable Securities when (y) a registration statement relating to such securities shall have been declared effective by the SEC, and such securities shall have been disposed of pursuant to such effective registration statement, or (z) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in effect) under the Securities Act are met or such shares of Common Stock may be sold pursuant to Rule 144(k).

     "Rights Holder" means any Stockholder or any transferee of a Stockholder to whom such Stockholder shall have transferred any of its rights under Article 2.

     "SEC" means the Securities and Exchange Commission and any successor having similar powers.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selling Holder" means a Rights Holder who proposes to sell Common Stock pursuant to Article II.

     "Stockholder Action" mean the action taken, where required or permitted pursuant to this Agreement, by the holders of a majority of Stockholder Securities.

     "Stockholder Representative" shall be a Stockholder selected by the Stockholders owning a majority of the Stockholder Securities with each Stockholder having a number of votes as equals the number of Stockholder Securities owned by such Stockholder on the date that such vote is taken and whose sole function shall be to report to the Company the written instructions of each Stockholder and the results of tabulation of such instructions. Any Stockholder Representative may be removed at the request of those Stockholders owning a majority of the Stockholder Securities outstanding on the date such request is made. The initial Stockholder Representative shall be Richard P. Johnston.

     "Stockholder Securities" means, as of the date on which any determination is to be made, (a) any Common Stock which may be or has been acquired by any Rights Holder upon (i) exercise of a Warrant or (ii) conversion of debt pursuant to the terms of an Option; (b) any Common Stock issued as a result of any reorganization, reclassification, merger, consolidation, stock split or dividend with respect to such shares of Common Stock described in (a); and (c) any capital stock for which such Common Stock described in (a) or(b) is exchanged or into which it is converted

     "Subordinated Note" means any subordinated promissory notes issued by the Company on or after the date of this Agreement, one or more of such notes being issued to a Stockholder.

     "Underwriter" means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer's market-making activities.

     "Warrant" means any of the warrants issued by the Company on or after the date of this Agreement, one or more of such warrant being issued to a Stockholder.

          (b) Each of the following terms is defined in the Section opposite such term:

         Term                                 Section
         ----                                 -------

         Demand Notice                        2.1.1
         Initiating Holder                    2.1.1
         Maximum Offering Size                2.1.3
         NASD                                 2.4.6

                                   ARTICLE II

                               REGISTRATION RIGHTS

     SECTION 2.1 DEMAND REGISTRATION.

          2.1.1 At any one time commencing after the exercise of any Option until the sixth anniversary of such date, any one or more of the Rights Holders (an "Initiating Holder") may, by written notice (a "Demand Notice") sent to the Company and to each other Rights Holder, demand that the Company register under the Securities Act all or any portion of any of the Registrable Securities held by such Rights Holders for sale in the manner specified in the Demand Notice; PROVIDED, HOWEVER, that a Demand Notice shall require (a) either (i) the registration of at least a majority of the number of Stockholder Securities outstanding at the date of the Demand Notice (as adjusted for stock splits, combinations and similar events), or (ii) that it be signed by the Holders of a majority of the Stockholder Securities outstanding at the date of the Demand Notice, and (b) the registration of at least 250,000 shares of Common Stock (as adjusted for stock splits, combinations and similar events). If any of such other Rights Holders wish to register Common Stock, such Rights Holder shall notify the Company and each other Rights Holder within five Business Days of receipt of the Demand Notice of the number of shares of Registrable Securities such other Rights Holder wishes to have included in such registration.

          2.1.2 Following receipt of any Demand Notice under Section 2.1.1 above, the Company shall file a registration statement within 60 days thereafter and shall use its best efforts to have such registration statement declared effective at the earliest practicable time under the Securities Act, for public sale in accordance with the method of disposition specified in the Demand Notice, the number of shares of Common Stock specified in the Demand Notice. If such method of disposition shall be an underwritten public offering, the Stockholder Representative, as directed by a Stockholder Action, may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

          2.1.3 If a Demand Registration involves an underwritten Public Offering and the managing Underwriter shall advise the Company and the Selling Holders that, in its view, the number of shares of Common Stock requested to be included in such registration exceeds the largest number of shares of Common Stock which can be sold without having an adverse effect on such offering, including the price at which such shares of Common Stock can be sold (the "Maximum Offering Size"), the Company will include in such registration, up to the Maximum Offering Size, all shares of Common Stock requested to be registered by the Selling Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Stockholder Securities owned by such Selling Holders as of the date of the first filing with the SEC). No shares excluded from the underwriting by reason of the Underwriter's marketing limitation shall be included in such registration. The Company shall be obligated to register shares of Common Stock pursuant to a demand made in accordance with Section 2.1.1 hereof on one occasion only; PROVIDED, HOWEVER, that such obligation shall be deemed satisfied only when (a) a registration statement covering all shares of Common Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified in the Demand Notice, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto or (b) the Initiating Holder shall have determined not to proceed with the offering covered by such registration statement after the Company shall have expended a substantial amount of funds in connection therewith (other than as a result of the Company's breach of its obligations hereunder).

     SECTION 2.2 PIGGY-BACK REGISTRATION.

          2.2.1 If at any time commencing after the exercise of an Option until the sixth anniversary of such date, the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to Form S-8, S-4 or comparable registration statement), it will give written notice, at least 30 days prior to the filing of each such registration statement, to the Rights Holders of its intention to do so. If any one or more of such Rights Holders notifies the Company within 20 days after receipt of any such notice of its desire to include any Registrable Securities owned by it in such proposed registration statement, the Company shall, subject to the provisions set forth below, afford each such Rights Holder the opportunity to have any such shares registered under such registration statement. If such registration is an underwritten registration, and the managing Underwriter(s) advise the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting such Underwriters' ability to effect an orderly distribution of such securities, the Company will give the Rights Holders notice of such fact and include in such registration FIRST, the securities proposed to be sold by the Company for its own account and for the account of any stockholder of the Company entitled to demand registration, and SECOND, any other securities of the Company having registration rights, including the Registrable Securities owned by the Rights Holders, on the following pro rata basis: all shares of Common Stock requested to be registered by the Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Rights Holders on the basis of the relative number of Stockholder Securities owned by such Rights Holders as of the date of the first filing with the SEC).

          2.2.2 Notwithstanding the provisions of this Section 2.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 2.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after filing but prior to the effective date thereof.

     SECTION 2.3 REGISTRATION ON FORM S-3. At any time commencing after the date of exercise of the Option, and in addition to the rights under Sections 2.1 and
2.2 hereof, if at any time a Stockholder makes a written request or requests that the Company to effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Stockholder, the Company will:

          2.3.1. as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3.1: (a) if Form S-3 is not available for such offering by the Selling Holders; (b) if the Selling Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell shares of Common Stock and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (c) if the Company shall furnish to the Stockholder Representative a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Stockholder Representative, after a Stockholder Action, under this Section
2.3.1 (PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any 12 month period); (d) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Rights Holders pursuant to this Section 2.3.1; or (v) if the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          2.3.2 Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Selling Holders. Registrations effected pursuant to Section 2.3.1 hereof shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1 or 2.2 hereof.

     SECTION 2.4 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registration of Registrable Securities under Section 2 hereof, the Company covenants and agrees as follows:

          2.4.1 The Company shall pay all costs (including the costs of a single firm of counsel designated by the Selling Holders to review the registration statement and all amendments and supplements thereto up to a maximum of $25,000 in respect of each registration under Section 2 hereof, but excluding any underwriting or selling commissions or other charges of any Underwriter or broker-dealer acting on behalf of the Selling Holders), fees and expenses in connection with all registration statements filed pursuant to Section 2 hereof, including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Selling Holders; provided, that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. If the Selling Holders have sent a Demand Notice and have determined not to sell any Registrable Securities pursuant to a registered offering, the Selling Holders may elect to reimburse the Company for any costs incurred solely with respect to such registration statement or lose the demand registration rights.

          2.4.2 The Company shall indemnify each Selling Holder, its trustees and officers, and each person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against, and pay or reimburse them for, all losses, claims, damages, expenses and liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any such registration statement, including any preliminary prospectus or final prospectus contained therein or any supplement to or amendments thereof, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make a statement therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by or on behalf of a Selling Holder expressly for use therein. Each Selling Holder shall indemnify the Company, its officers and directors and each person, if any, who controls the

Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against, and pay or reimburse them for, all losses, claims, damages, expenses and liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, directly arising from written information furnished by or on behalf of such Selling Holder for specific inclusion in such registration statement.

          2.4.3 The Company shall not permit any other registration statement to be filed during the first 60 days of effectiveness of a registration statement filed pursuant to Section 2 hereof (other than a registration statement in connection with a merger or consolidation or pursuant to Form S-8, S-4 or comparable registration statement or a registration filed pursuant to any rights granted to the Johnston Family Foundation pursuant to the terms of that certain Subordinated Promissory Note dated October 26, 2001 issued by the Company), without the prior written consent of the Stockholder Representative, which consent shall not be unreasonably withheld, and shall be provided only after a Stockholder Action. The Company shall not permit the inclusion of any securities other than the Registrable Securities held by any Rights Holder to be included in any registration statement filed pursuant to Sections 2.1 and 2.3 hereof; provided, however, that the Company may include securities being offered by it for its own account and for the account of stockholders of the Company permitted by the Company to include their securities in such registration statement, to the extent that such inclusion does not in any way reduce the number of securities proposed to be included by Selling Holder.

          2.4.4 The Company shall use reasonable efforts in good faith to cause to be furnished to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to each Selling Holder or such Underwriter, of (a) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and
(b) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

          2.4.5 The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which may be unaudited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

          2.4.6 The Company shall deliver promptly to each Selling Holder and to the managing Underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and permit each Selling Holder and Underwriter at its own cost and expense to do such investigation, upon reasonable advance notice, and upon entering into a confidentiality agreement, in form and substance reasonably acceptable to the Company, with each Selling Holder and such Underwriter, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. (the "NASD") or other national exchange. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as the Lender shall reasonably request as it deems necessary to comply with applicable securities laws or rules of the NASD or other national exchange.

          2.4.7 Nothing contained in this Agreement shall be construed as requiring any Stockholder to exercise its Option prior to the effectiveness of any registration statement.

     SECTION 2.5 UNDERWRITING AGREEMENT. The Company shall enter into an underwriting agreement with the managing Underwriter selected for such underwriting by the Stockholder Representative and reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, the Stockholder Representative and such managing Underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing Underwriter. Each Selling Holder shall be a party to any underwriting agreement relating to an underwritten sale of its Registrable Securities and may, at its option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such Underwriter shall also be made to and for the benefit of such Selling Holder. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriter except as they may specifically relate to such Selling Holder and its intended method(s) of distribution.

                                   ARTICLE III

                                  MISCELLANEOUS

     SECTION 3.1 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

     SECTION 3.2 NO INCONSISTENT AGREEMENTS. Except for the Subordinated Promissory Note between the Company and THE JOHNSTON FAMILY CHARITABLE FOUNDATION, dated October 26, 2001, the Company is not a party to any agreement with respect to its securities which is inconsistent with, or otherwise grant rights superior to, the rights granted to the Stockholders under this Agreement. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with, or otherwise grant rights superior to, the rights granted to the Stockholders under this Agreement, provided that such requirement shall terminate at any time the number of Stockholder Securities outstanding, or which may be outstanding after the passage of time or the occurrence of any event, is less than 25,000.

     SECTION 3.3 ENTIRE AGREEMENT; AMENDMENTS; NO WAIVERS.

          3.3.1 This Agreement and the other instruments and agreements referred to herein embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior or contemporaneous agreements with respect thereto. This Agreement may be amended but only in a writing signed by the Stockholders who hold a majority of Stockholder Securities and the Company. Any provision hereof may be waived but only in a writing signed by the party against which such waiver is sought to be enforced.

          3.3.2 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 3.4 NOTICES. Any notices or other communications required or permitted by this Agreement shall be in writing and shall be delivered either by personal delivery, by nationally recognized overnight courier service, by facsimile, by first class mail or by registered or certified mail, return receipt requested, addressed to a party at the address set forth below such party's signature, or to such other address as any party shall have previously designated to the others by written notice given in the manner hereinabove set forth. Notices shall be deemed given one day after being sent, if sent by overnight courier; when delivered and receipted for, if hand delivered; when received, if sent by facsimile or other electronic means or by first class mail; or when receipted for (or upon the date of attempted delivery where delivery is refused or unclaimed), if sent by certified or registered mail, return receipt requested.

     SECTION 3.5 APPLICABLE LAW. The parties, being concerned that either party may obtain some advantage by having the law of the jurisdiction of its principal place of business apply, and agreeing in concept to have this Agreement subject to the laws of a neutral jurisdiction, whose laws are perceived as being fair in general to the business community at large, have determined and agreed as follows: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     SECTION 3.6 SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     SECTION 3.7 SUCCESSORS, ASSIGNS, TRANSFEREES. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and assigns. Neither this Agreement nor any provisions hereof shall be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective heirs, successors and assigns. Each party to this Agreement agrees to provide to each other party to this Agreement the name and address of any person to whom is made any assignment of any rights hereunder.

     SECTION 3.8 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 3.9 FEES AND EXPENSES. All fees and expenses incurred by any party hereto in connection with the preparation of this Agreement and the transactions contemplated hereby and all matters related thereto shall be borne by the Company. Lastly, all costs, including attorney fees, incurred by any Stockholder in revising, protecting, exercising or enforcing any of its rights hereunder and under the other documents delivered hereunder, or otherwise incurred by any Stockholder in connection with the enforcement hereof, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person, firm or corporation against any Stockholder which would not have been asserted were it not for the Stockholder's relationship with the Company, shall also be paid by the Company

     SECTION 3.10 REMEDIES. The parties hereby acknowledge that money damages would not be adequate compensation for the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations of this Agreement. Therefore, each party hereto agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other party has an adequate remedy at law.

     SECTION 3.11 RELATIONSHIPS. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of partnership, joint venturer or any other form of relationship. No "group" within the meaning of the Exchange Act is being formed among the Stockholders, or among any one or more of the Stockholders and the Company, as a result of this Agreement.

     SECTION 3.12 ARBITRATION. ANY CONTROVERSY, CLAIM OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY BREACH, TERMINATION OR VALIDITY THEREOF (INCLUDING WITHOUT LIMITATION THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT) BUT EXCLUDING ANY CONTROVERSY, CLAIM OR DISPUTE RELATING TO INDEMNITY, SHALL BE SETTLED BY SUBMITTING THE MATTER TO ONE ARBITRATOR PURSUANT TO THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN THE CITY OF TORRINGTON, CONNECTICUT. JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT HAVING COMPETENT JURISDICTION. THE PREVAILING PARTY IN ANY SUCH ARBITRATION SHALL BE ENTITLED TO REIMBURSEMENT OF ALL COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES, ADMINISTRATIVE FEES, ARBITRATOR'S FEES AND COURT COSTS) ASSOCIATED WITH ANY SUCH ARBITRATION PROCEEDING. THE ARBITRATOR SHALL HAVE NO POWER TO MODIFY ANY TERMS OF THIS AGREEMENT, OR ISSUE ANY AWARD WHICH BY ITS TERMS MODIFIES ANY TERM OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       ROYAL PRECISION, INC.


                                       By: /s/ John C. Lauchnor
                                           -------------------------------------
                                           John C. Lauchnor, President
                                           535 Migeon Avenue
                                           Torrington, CT  06790
                                           Telecopier: (860) 489-5454


                                       STOCKHOLDERS:

Signature of Stockholder:              The Johnston Family Living Trust
                                       u/a dtd. 4/11/94

                                       By: /s/ Richard P. Johnston
                                           -------------------------------------
                                           Richard P. Johnston, Trustee

                                                      and

                                       By: /s/ Jayne A. Johnston
                                           -------------------------------------
                                           Jayne A Johnston, Trustee

                                           c/o Richard P. Johnston
                                           4350 Greens Place
                                           Wilson, WY  83014
                                           Telecopier: (520) 579-2568


Signature of Stockholder:                  /s/ Christopher A. Johnston
                                           -------------------------------------
                                           Christopher A. Johnston
                                           2784 Teton Pines Drive
                                           Jackson, Wyoming  83001
                                           Telecopier:  (307) 739-2288

Signature of Stockholder:                  Dean Witter Reynolds, Custodian f/b/o
                                           Kenneth J. Warren
                                           VIP Plus Profit-Sharing Account

                                       By: /s/ Kenneth J. Warren
                                           -------------------------------------
                                           Kenneth J. Warren, Individually
and as Plan Administrator
                                           5567 Caplestone Lane
                                           Dublin, Ohio  43017
                                           Telecopier:  (614) 766-1974


Signature of Stockholder:                  /s/ John C. Lauchnor
                                           -------------------------------------
                                           John C. Lauchnor
                                           535 Migeon Avenue
                                           Torrington, CT  06790
                                           Telecopier:  (860) 489-5454


Signature of Stockholder:                  /s/ Charles S. Mechem, Jr.
                                           -------------------------------------
                                           Charles S. Mechem
                                           1800 Firstar Tower
                                           425 Walnut Street
                                           Cincinnati, OH 45202-3957
                                           Telecopier: (513) 381-0205